Exhibit 14.1



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form N-14 Registration Statement of Automated Cash Management Trust ( a portfolio of Money Market Obligations Trust)of our report dated August 20, 1996, on the financial statements of Automated Cash Management Trust as of July 31, 1996, included in or made part of this registration statement.


/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania